UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
__________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    May 27, 2009

Performance Capital Management, LLC
(Exact name of registrant as specified in its charter)

California	0 – 50235	03-0375751
(State or other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7001 Village Drive, Suite 255Buena Park, California	90621
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (714) 736-3790

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  –  Entry into a Material Definitive Agreement.

Effective June 10, 2004, we entered into a definitive Master Loan Agreement with Varde Investment Partners, L.P. (“Varde”), a well-known participant in the debt collection industry, to augment our portfolio purchasing capacity using capital provided by Varde. The credit facility provides for up to $25 million of capital (counting each dollar loaned on a cumulative basis) over a five-year term ending in June 2009. Please see our annual report on Form 10-K for the year ended December 31, 2008, for more information about the Master Loan Agreement with Varde generally. A copy of the Master Loan Agreement was filed with the SEC on July 29, 2004, as an exhibit to our report on Form 8-K dated July 13, 2004.

Effective June 1, 2007, we entered into a First Amendment to Master Loan Agreement with Varde, a copy of which was filed with the SEC on August 14, 2007, as an exhibit to our report on Form 10-QSB for the period ended June 30, 2007. The amendment extended the maturity date for principal and any other accrued but unpaid amounts from up to two years to up to three years.

On May 27, 2009, Varde sent us an executed Second Amendment to Master Loan Agreement with an effective date of May 18, 2009, a copy of which is attached hereto as Exhibit 10.1. This amendment extends the termination of the Master Loan Agreement from June 10, 2009 to June 10, 2010, unless earlier terminated in accordance with the terms of the agreement. All of the other terms of the Master Loan Agreement, as amended by the First Amendment to Master Loan Agreement, remain unchanged.

The foregoing description of the Varde credit facility does not purport to be complete and is qualified in its entirety by reference to the complete text of the Master Loan Agreement, as amended, and related loan agreements, as well as disclosure included in our other reports filed with the SEC.

Item 2.03  –  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 9.01  –  Financial Statements and Exhibits.

(d)              The following exhibit is filed herewith:

10.1	Second Amendment to Master Loan Agreement dated May 18, 2009, among Matterhorn Financial Services LLC, Performance Capital Management, LLC and Varde Investment Partners, L.P.

FORWARD-LOOKING STATEMENTS

Except for the historical information presented in this document, the matters discussed in this Form 8-K or otherwise incorporated by reference into this document contain "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements can be identified by the use of forward-looking terminology such as "believes," "plans," "expects," "may," "will," "intends," "should," "plan," "assume" or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. The safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, apply to forward-looking statements made by Performance Capital Management, LLC. You should not place undue reliance on forward-looking statements. Forward-looking statements involve risks and uncertainties. The actual results that we achieve may differ materially from any forward-looking statements due to such risks and uncertainties. These forward-looking statements are based on current expectations, and we assume no obligation to update this information. Readers are urged to carefully review and consider the various disclosures made by us in this report on Form 8-K and in our other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect our business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE CAPITAL MANAGEMENT, LLC

May 29, 2009	By:	/s/ David J. Caldwell
(Date)		David J. Caldwell
Its: Chief Operations Officer

EXHIBIT INDEX

Exhibit Description

10.1	Second Amendment to Master Loan Agreement dated May 18, 2009, among Matterhorn Financial Services LLC, Performance Capital Management, LLC and Varde Investment Partners, L.P.